AGREEMENT

THIS AGREEMENT (the "Agreement"), effective this ___ day of April, 2019 is by and between Bellridge Capital, L.P. ("**Bellridge**") and Transportation and Logistics Systems, Inc., (formerly known as PetroTerra Corp.) (the "**Company**"). References are hereby made to that certain Convertible Promissory Note, dated June 18, 2018, issued by the Company in favor of Bellridge (the "**Note**"), to those certain Warrants, dated June 18, 2018 and December 27, 2018, respectively, issued by the Company in favor of Bellridge (the "**Warrants**"), and to that certain Securities Purchase Agreement, dated June 18, 2018 by and between the Company and Bellridge (the "**Purchase Agreement**"). Capitalized terms used and not defined herein shall have the meanings set forth in the Note, Warrants, or Purchase Agreement, as applicable.

WITNESSETH:

WHEREAS, the Company and Bellridge wish to amend the provisions of the Note and exchange the Warrants for shares of common stock of the Company ("**Common Stock**") in order to facilitate the restructuring of the Company's capitalization structure, including its outstanding liabilities; and

WHEREAS, the Company and Bellridge have agreed to reduce the value of the currently outstanding Principal Amount of the Note from $2,497,502.00 to $1,800,000.00, in exchange for 800,000 shares of Common Stock; and

WHEREAS, the Company and Bellridge have agreed to exchange the Warrants in their entirety for 360,000 shares of Common Stock (the "**Warrant Shares**").

NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Bellridge agree as follows:

1. NOTE AND PURCHASE AGREEMENT

1.1 By signing below, the Company and Bellridge consent to the amendment of the Note in accordance with Section 8f of the Note. The following are hereby amended:

(a)The second paragraph on the first page of the Note is hereby deleted and replaced in its entirety by the following:

"FOR VALUE RECEIVED, the Company promises to pay to Bellridge Capital, L.P. or its registered assigns (the "Holder"), or shall have paid pursuant to the terms hereunder, the principal sum of $1,800,000.00, on August 31, 2020 (the "Maturity Date") or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof. Beginning the date hereof, Obligations due the Holder pursuant to this Note shall be paid to Holder in monthly installments equal to the (1) then current outstanding principal amount plus accrued interest due pursuant to the Note divided by (2) the number of full calendar months remaining until the Maturity Date,

upon which all outstanding payments are due. Payments shall be due on the last business day of each calendar month, subject to the Maturity Date. This Note is subject to the following additional provisions:"

(b) The reference in Section 2(a) to an interest rate of ten percent (10%) per annum shall be amended to five percent (5%) per annum. The reference in Section 2(c) to a Late Fee of twenty four percent (24%) per annum shall be amended to ten percent (10%) per annum. All references to Schedule 2 and the payment schedule therein in the Note shall be deleted.

(c) Section 2(f) of the Note is hereby deleted and replaced in its entirety by the following:

"Upon the closing of a Qualified Financing by the Company, the Company shall within two business days of the date of the closing of such Qualified Financing use a portion of the proceeds thereof to repay not less than half of the obligations then owing pursuant to the Note. "Qualified Financing" shall mean an offering of equity or equity linked securities (including, warrants, convertible preferred stock, convertible debentures or convertible promissory note) by the Company which results in gross proceeds to the Company of at least $4,000,000. In addition, if the Company completes an offering of debt which results in gross proceeds to the Company of at least $3,000,000, then the Company shall use a portion of the proceeds thereof to repay any remaining obligations then outstanding pursuant to the Note"

(d) Section 4 (a) is hereby deleted in its entirety and 4(b) is replaced with "The Note shall only be convertible at a conversion price to be mutually agreed upon between the Company and the Holder."

(e)Sections 5, 6(a)(xvii), 6(a)(xxi), 6(a)(xxii), 6(a)(xxv) are hereby each deleted in their entirety and replaced with "Intentionally omitted."

1.2 In consideration for Bellridge's amendment of the Note, the Company has agreed to issue Bellridge 800,000 shares of Common Stock, which shall be delivered to Bellridge, either in whole or in part, at such time or times as when the beneficial ownership of such shares by Bellridge will not result in Bellridge's beneficial ownership of more than the Beneficial Ownership Limitation and such shares will be issued within three business days of the date the Bellridge has represented to the Company that it is below the Beneficial Ownership Limitation. Such issuances will occur in increments of no fewer than the lesser of (i) 50,000 shares and (ii) the balance of the shares owed pursuant to this Section 1.2. The "Beneficial Ownership Limitation" shall be 4.99% of the number of shares of the Company's Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable pursuant to this Agreement. Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

1.3 Section 4.16 of the Purchase Agreement is hereby deleted.

1.4 All references to "Registration Rights Agreement" in the Purchase Agreement are hereby deleted.

1.5 The Registration Rights Agreement between the Company and Bellridge is hereby null and void, and shall be of no further force or effect.

2. WARRANTS

2.1 By signing below, the Company and Bellridge consent to the exchange of the Warrants in their entirety for the issuance to Bellridge of the Warrant Shares.

3. MISCELLANEOUS

3.1 The Note, as expressly amended by this Agreement, is hereby ratified and confirmed in all respects, shall remain in full force and effect and shall, together with this Agreement, be read and construed as a single document.

3.2 Any prior or existing default under the Note as of the date hereof is hereby waived in its entirety as though any such default never occurred.

3.3 The Purchaser hereby reaffirms the representations and warranties made in the Purchase Agreement, in all respects.

3.4 The Company hereby reaffirms the representations and warranties made in the Purchase Agreement, in all respects.

3.5 Other than as specifically set forth herein, the terms of the Purchase Agreement and the Note remain in full force and effect.

3.6 Upon issuance of the Warrant Shares, the Warrants, as expressly waived by this Agreement, are hereby null and void in all respects and shall no longer be binding on the parties thereto.

3.7 Any breach by the Company of its obligations under this Agreement shall constitute an Event of Default under the Note.

3.8 The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein including the issuance of the Shares and Warrant Shares. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated herein including the issuance of the Shares and Warrant Shares have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the issuance of the Shares and Warrant Shares. When executed and delivered, this Agreement will be enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and similar laws of general applicability as to

which the Company is subject. The Shares and Warrant Shares are fully and validly issued, fully paid and non assessable.

3.9 This Agreement and the rights and obligations of the parties hereunder and the parties subject hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without giving effect to any contrary result otherwise required under applicable choice of law principles. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement shall be commenced in the state and federal courts sitting in the city of New York, Borough of Manhattan.

3.10 This Agreement may be executed in any number of counterparts, any of which need not contain the signature of more than one party, but all of which shall together constitute one and the same instrument. Upon the due execution and delivery of this Agreement by the parties hereto, this Agreement shall be authorized and approved in accordance with the terms of the Note and Warrant, as applicable, and shall be binding upon the parties to the Note and Warrant, and their respective heirs, successors, and permitted assigns. The execution and delivery of this Agreement by facsimile or as a ".pdf" shall be deemed for all purposes to be enforceable as an original.

3.11 The Company shall file with the Securities and Exchange Commission, no later than four (4) business days after the date hereof, a Current Report on Form 8-K, and attach as exhibits all relevant agreements, disclosing the terms of this Agreement and other requisite disclosure regarding the transactions contemplated by this Agreement.

3.12 Within 30 days of the date hereof, the Company will pay Bellridge all amortization payments due through March 31, 2019 pursuant to the Note.

[*Signature page follows*]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

BELLRIDGE CAPITAL, L.P.

By: [signature]

Name: Robert Klimov

Title: Managing Member

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. (FORMERLY KNOWN AS PETROTERRA CORP.)

By: [signature]

Name: Steven Yariv

Title: CEO

[Signature page to Agreement]